UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	24-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Supplemental Indenture with respect to 10.5% Senior Notes due 2020

On January 17, 2014, Summit Materials, LLC (the “Company”) and Summit Materials Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”) issued and sold $260.0 million aggregate principal amount of their 10.5% Senior Notes due 2020 (the “Additional Notes”), which mature on January 31, 2020, pursuant to an indenture governing the $250.0 million aggregate principal amount of 10.5% Senior Notes due 2020 that were issued on January 30, 2012 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), by and among the Issuers, the subsidiary guarantors named on the signature pages thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Base Indenture” and, as supplemented by a First Supplemental Indenture, dated as of March 13, 2012 and a Second Supplemental Indenture, dated as of January 17, 2014, the “Indenture”). The Additional Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Additional Notes are treated as a single series with the Existing Notes and have substantially the same terms as those of the Existing Notes. The Additional Notes and the Existing Notes will vote as one class under the Indenture.

The Company used a portion of the net proceeds from the issue and sale of the Additional Notes to fund its acquisition of the Alleyton Companies (as defined in Item 2.01 of this Current Report on Form 8-K), to pay down outstanding amounts under its revolving credit facility, and to pay fees and expenses related to the acquisition and the offering. The remainder of the net proceeds is held on the balance sheet pending use for general corporate purposes.

The Notes bear interest at a rate of 10.5% per year, payable semi-annually in arrears. The Issuers’ obligations under the Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities and by its non-wholly-owned subsidiary Continental Cement Company, L.L.C.

At any time prior to January 31, 2015, the Issuers may redeem some or all of the Notes at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest. The redemption price decreases to 105.250%, 102.625% and 100.000% of the principal amount on January 31, 2016, January 31, 2017 and January 31, 2018 and thereafter, respectively. In addition, at any time prior to January 21, 2015, the Issuers may redeem up to 35% of the Notes from the proceeds of certain equity offerings.

Upon the occurrence of a change of control or upon the sale of certain assets in which the Issuers do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuers to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, the Company and the guarantor subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The Notes also contain customary events of default.

Registration Rights Agreement

On January 17, 2014, the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers of the Additional Notes described above, entered into a registration rights agreement with respect to the Additional Notes (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the Guarantors have agreed that they will use their respective commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Additional Notes for new notes, with terms substantially identical in all material respects to the Additional Notes and (ii) cause the exchange offer registration statement to be declared effective under the Securities Act.

The Issuers and the Guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of the Additional Notes.

If the Issuers and the Guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Additional Notes will increase by 0.25% for the first 90-day period immediately following the occurrence of the registration default. The annual interest rate on the Additional Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum. If the registration default is corrected, the interest rate on the Additional Notes will revert to the original level.

If the Issuers must pay additional interest, they will pay holders of the Additional Notes in cash on the same dates that the Issuers make other interest payments on the Additional Notes, until the registration default is corrected.

Amendment No. 2 to Credit Agreement

On January 16, 2014, the Company and the guarantors party thereto entered into Amendment No. 2 (“Amendment No. 2”) to the existing Credit Agreement, dated as of January 30, 2012 (together with Amendment No. 1, dated as of February 5, 2013, the Tranche A Revolving Credit Commitment Conversion Agreement, dated as of February 11, 2013, and Amendment No. 2, the “Credit Agreement”) governing the Company’s senior secured credit facilities, among the Company, the guarantors party thereto, the several banks and other financial institutions or entities party thereto and Bank of America, N.A. as administrative agent, collateral agent, L/C issuer and swing line lender.

Amendment No. 2 amended the Credit Agreement to, among other things, permit the incurrence of the Additional Notes and increase the Company’s total leverage ratio and senior secured net leverage ratio in connection with the future incurrence of indebtedness.

Each of the foregoing descriptions of each of the Base Indenture, the Notes, the First Supplemental Indenture, the Second Supplemental Indenture, the Registration Rights Agreement and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 17, 2014, the Company completed the previously announced acquisition transactions contemplated by the acquisition agreement dated as of December 5, 2013, by and among the Company, Alleyton Resource Corporation, a Texas corporation (“Alleyton”), Alleyton’s affiliates Colorado Gulf, LP, a Texas limited partnership (“Colorado” and, together with Alleyton, the “Alleyton Companies”), Texas CGC, LLC, a Texas limited liability company, Barten Shepard Investments, LP, a Texas limited partnership (“BSI”), and TBGSI Corp., a Texas corporation, and the individual equityholders of the

Alleyton Companies and BSI. The Company acquired all of the outstanding equity interests in the Alleyton Companies, and Alleyton acquired certain real property from BSI. The Company paid cash consideration at closing of approximately $179.25 million. Post-closing consideration consists of up to an additional $30.75 million in deferred and contingent payments. The cash consideration paid at closing was funded through a portion of the net proceeds from the issue and sale of the Additional Notes described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of January 30, 2012, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 filed with Summit Materials, LLC’s Registration Statement on Form S-4 (File No. 333-187556) filed with the Securities and Exchange Commission on March 27, 2013).

4.2	Form of 10.5% Senior Note due 2020 (including in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of March 13, 2012, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantor named on the signature pages thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 filed with Summit Materials, LLC’s Registration Statement on Form S-4 (File No. 333-187556) filed with the Securities and Exchange Commission on March 27, 2013).

4.4	Second Supplemental Indenture, dated as of January 17, 2014, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.

4.5	Registration Rights Agreement, dated January 17, 2014, by and among Summit Materials, LLC, Summit Materials Finance Corp., the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

10.1	Amendment No. 2, dated as of January 16, 2014, to the Credit Agreement, dated as of January 30, 2012 and amended as of February 5, 2013, by and among Summit Materials, LLC, the guarantors party thereto, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

99.1	Press Release of Summit Materials, LLC, dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	SUMMIT MATERIALS, LLC

	By:	/s/ Anne L. Benedict
	Name:	Anne L. Benedict
	Title:	Chief Legal Officer